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                                                                    EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Keryx Biopharmaceuticals, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration Statement No. 333-126494) of our reports dated March 14, 2005 which appears in the December 31, 2004 Annual Report on Form 10-K, with respect to the consolidated balance sheets of Keryx Biopharmaceuticals, Inc. (the "Company") and subsidiaries, a development stage company, as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and for the period from December 3, 1996 to December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, filed by the Company on July 11, 2005, and to the reference to our firm under the heading "Experts" in the prospectus supplement.


KPMG LLP
New York, New York
July 14, 2005